 QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.2

POWER OF ATTORNEY OF MICHAEL R. HALLMAN

    Know by all these presents, that the undersigned hereby constitutes and appoints John V. Harker and E. Scott Hildebrandt, or either of them, the undersigned's true and lawful attorney-in-fact to:

  (1)
  execute for and on behalf of the undersigned, in the undersigned's capacity as a director of InFocus Corporation (the "Company"): (a) a registration statement on Form S-8 covering 3,000,000 shares of the Company's common stock issuable upon exercise of options granted pursuant to the In Focus Systems, Inc. 1998 Stock Incentive Plan; and (b) a registration statement on Form S-8 covering all shares of the Company's common stock issuable upon the exercise of options granted by Proxima ASA that have been assumed by the Company;

  (2)
  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such registration statements on Form S-8 and timely file such registration statements with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

  (3)
  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

    This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of July, 2000.

/s/ Michael R. Hallman Michael R. Hallman

QuickLinks

POWER OF ATTORNEY OF MICHAEL R. HALLMAN